Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

               In connection with the Quarterly Report on Form 10-Q of LIN Television Corporation for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gary R. Chapman, Chief Executive Officer of the Company, William A. Cunningham, Vice President and Controller, Deborah R. Jacobson, Vice President of Corporate Development and Treasurer, and Peter E. Maloney, Vice President of Finance, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

               (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2003	/s/ Gary R. Chapman Gary R. Chapman Chief Executive Officer

Dated: May 5, 2003	/s/ William A. Cunningham William A. Cunningham Vice President and Controller

Dated: May 5, 2003	/s/ Deborah R. Jacobson Deborah R. Jacobson Vice President of Corporate Development and Treasurer

Dated: May 5, 2003	/s/ Peter E. Maloney Peter E. Maloney Vice President of Finance